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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 8, 2004

                  Fairfield Inn by Marriott Limited Partnership
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)
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
                0-16728                                              52-1638296
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         (Commission File Number)                     (I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts         02114
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(Address of Principal Executive Offices)                                (Zip Code)
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                                 (617) 570-4600
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              (Registrant's Telephone Number, Including Area Code)

                                       n/a
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          (Former Name or Former Address, if Changed Since Last Report)




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Item 2.  Acquisition or Disposition of Assets

         On June 8, 2004, Fairfield Inn by Marriott Limited Partnership (the "Partnership") sold its properties located in Auburn Hills, Michigan, Canton, Michigan, Kalamazoo, Michigan, Madison Heights, Michigan and Warren, Michigan to an unaffiliated third party for a gross sales price of $15,200,000. In addition, on June 10, 2004, the Partnership sold its property located in Greenville, South Carolina to an unaffiliated third party for a gross sales price of $1,750,000.

         As previously reported, due to a default by the Partnership on its loan obligations as well as defaults under its franchise agreements and ground leases, the Partnership is in liquidation and is seeking to sell its remaining properties. In accordance with the agreement reached with the Partnership's lender and Marriott International, Inc. (the lessor under the ground lease), the Partnership is permitted to retain a fee of $65,217 from the sale of each property with the balance being used to make payments on the outstanding obligations due the lender.

         After giving effect to these sales, the Partnership continues to hold an interest in 33 hotel properties. In addition, the Partnership has entered into contracts to sell an additional 11 hotel properties.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 9th day of June, 2004.


                           FAIRFIELD INN BY MARRIOTT LIMITED PARTNERSHIP

                           By:      AP-Fairfield GP, LLC
                                    General Partner

                                    By:     AP-Fairfield Manager Corp.
                                            Manager

                                            By: /s/ Carolyn Tiffany
                                               ---------------------------
                                                  Carolyn Tiffany
                                                  Vice President


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